                                                                    EXHIBIT 3.29

                            CERTIFICATE OF FORMATION

                                       OF

                  BLACKSTONE/NEPTUNE ACQUISITION COMPANY L.L.C.

     1. The name of the limited liability company is Blackstone/Neptune
Acquisition Company L.L.C.

     2. The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County
of New Castle. The name of its registered agent at such address is The
Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of Blackstone/Neptune Acquisition Company L.L.C. this 22nd day of
August, 2003.

                                                By: /s/ Jeffrey M. Goldfarb
                                                    ----------------------------
                                                Name: Jeffrey M. Goldfarb
                                                Title: Authorized Person

                           CERTIFICATE OF AMENDMENT OF

                         THE CERTIFICATE OF FORMATION OF

                  BLACKSTONE/NEPTUNE ACQUISITION COMPANY L.L.C.

     1. The name of the limited liability company is Blackstone/Neptune
Acquisition Company L.L.C.

     2. Paragraph 1 of the Certificate of Formation of the limited liability company is hereby amended to read as follows:

     The name of the limited liability company is Nalco Holdings LLC.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of the Certificate of Formation of Blackstone/Neptune Acquisition
Company L.L.C. this 10th day of October, 2003.

                                                By: /s/ Chinh Chu
                                                    ----------------------------
                                                Name: Chinh Chu
                                                Title: Authorized Person